UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2014

Sizmek Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36219	37-1744624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 401
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 581-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.             Changes in Control of Registrant

Digital Generation, Inc. (“DG”) completed the spin-off and merger transaction pursuant to the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Extreme Reach, Inc., a Delaware corporation (“Extreme Reach”), Dawn Blackhawk Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Extreme Reach, and DG, by, among other things, distributing ratably to its shareholders one share of Sizmek Inc. (the “Company”) common stock for every one share of DG common stock held by such shareholders on February 7, 2014. Following the spin-off and merger transaction, DG no longer beneficially owns any shares of the Company’s common stock.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2014, each of Scott K. Ginsburg, Xavier A. Gutierrez, John R. Harris, Adam Klein, Cecil H. Moore Jr., Neil H. Nguyen and Steve Recht is a member of the Company’s Board of Directors. The Company’s Board of Directors has three standing committees: Audit, Compensation and Nominating and Corporate Governance. The members of the Company’s Board of Directors and its committees are listed in the table below.

Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Scott K. Ginsburg	—	—	—
Xavier A. Gutierrez	—	Chair	—
John R. Harris*	—	—	X
Adam Klein	X	—	Chair
Cecil H. Moore Jr.	Chair	—	—
Neil H. Nguyen	—	—	—
Steve Recht	X	X	—

*              Mr. Harris serves as Chairman of the Board of Directors.

Item 7.01             Regulation FD Disclosure

On February 7, 2014, the Company issued a press release announcing the completion of the spin-off and merger transaction and related events.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description of Exhibit
99.1	Press Release dated February 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZMEK INC.

Date: February 7, 2014	By:	/s/ Sean N. Markowitz
Name: Sean N. Markowitz
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press Release dated February 7, 2014.